UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 14, 2008, the Registrant was notified (the “NYSER Notice”) by NYSE Regulation, Inc. (“NYSER”) that it was not in compliance with the New York Stock Exchange’s (“NYSE”) continued listing criteria under Section 802.01C of the NYSE Listed Company Manual (the “Listed Company Manual”) because the average closing price of the Registrant’s common stock was less than $1.00 per share over a consecutive 30 trading-day period as of the notification date.
The Registrant is currently exploring its options in respect to this deficiency. Under NYSE rules, the Registrant must notify the NYSER within ten business days of receipt of the NYSER Notice of its intent to cure this deficiency, or it will be subject to the NYSE’s suspension and delisting procedures. The Registrant has six months from the date of the NYSER Notice to cure the deficiency. During this period, the common stock will continue to be listed on the NYSE, subject to compliance with other applicable NYSE continued listing requirements. If the Registrant fails to cure the deficiency within six months, the NYSE will commence suspension and delisting procedures.
On November 20, 2008, the Registrant issued a press release announcing that it had received the NYSER Notice. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated November 20, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
November 20, 2008	By:	/s/ Matthew V. Booty
Matthew V. Booty
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated November 20, 2008